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                                                                    EXHIBIT 99.1


                   VIASOURCE COMMUNICATIONS VOLUNTARILY FILES
                       FOR REORGANIZATION UNDER CHAPTER 11

             VIASOURCE WILL CONTINUE TO OPERATE AND SERVE CUSTOMERS

               GE CAPITAL TO PROVIDE $10 MILLION IN DIP FINANCING
                       TO FUND ONGOING COMPANY OPERATIONS

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         FORT LAUDERDALE, FLA., NOVEMBER 15, 2001 - Viasource Communications,
Inc. (Nasdaq: VVVV), a leading nationwide broadband technology deployment organization, today announced that it has voluntarily filed petitions in Florida for reorganization under Chapter 11 of the U.S. Bankruptcy Code. GE Capital Corp., Viasource's principal lender, has agreed to provide $10 million debtor-in-possession (DIP) financing. The DIP financing will supplement the Company's cash flow and allow Viasource to continue serving customers and paying employees and creditors while it restructures.

         "With GE Capital's support, we intend to use the Chapter 11 protection to keep Viasource firmly on track to financial health while continuing to provide customers our highest level of service," said President and Chief Operating Officer Colin McWay. "Over the past several months, we have made significant strides toward, and essentially completed, a strategic restructuring to address administrative inefficiencies and better integrate and streamline the business. However, given our current cash position, filing for Chapter 11 protection is now a necessary step to complete the turnaround while continuing to support operations in the field and serve our customers.

         "The reliable service that Viasource provides is still in demand, and with our nationwide network of over 2,200 field managers and technicians, we can continue to meet customers' needs. To further strengthen our commitment to customers and ensure consistent, seamless service across all of our markets, we are focusing our resources and support on our employees in the field - the people who make the critical difference in satisfying customers."

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         Noting that motivated employees are key to the success of the Company's future, McWay said employees' compensation plans, including medical benefits, would remain in place.

         Said Stephen W. Hipp, Vice President of GE Capital's Communications Group, "We support Viasource's decision to use the Chapter 11 process to help it become a more competitive, more profitable company. We intend to work closely with the Board and management to help the Company execute a successful turnaround and realize its full potential."

         Additionally, the Company announced that it has retained the LoftusGroup LLC, one of the country's premier turnaround consulting firms, to assist management through the Chapter 11 process.

         Further details can be accessed at the Company's website, www.viasource.net.

ABOUT VIASOURCE

Viasource is a leading independent enabler of advanced broadband and other wired and wireless communications technologies to residential and commercial customers in the United States. The Company provides outsourced installation, fulfillment, maintenance and support services to leading cable operators, direct broadcast satellite operators and other broadband Internet access providers, including DSL and fixed wireless companies. The Company also provides network integration and installation services to a variety of other companies. The Company's services are focused on the "last mile," defined as the segment of communications that connects the residence or commercial customer. The Company is the only provider of these services with a nationwide footprint, currently employing over 2,400 employees around the United States.

Contacts:

      Customers/Vendors:                         Media/Investors:

      Joanne Verkuilen                           Andrew Cole/Tracy Greenberger
      Viasource Communications, Inc.             Citigate Sard Verbinnen
      954-678-3559                               212-687-8080

Some of the statements in this press release, including statements regarding Viasource's business strategy and expectations, plans for growth and business relationships, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, which could cause Viasource's actual results to differ materially from those anticipated in such statements. Factors that could cause such results to differ include Viasource's limited operating history, competitive pricing pressures in Viasource's industry, provisions in Viasource's agreements with clients that permit cancellation on short notice and other factors discussed in Viasource's filings with the Securities and Exchange Commission ("SEC"), including the "Business Risk Factors" section of Viasource's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. Viasource does not assume any obligation to update any such forward-looking statements.


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